Exhibit 23.1








    Consent of Independent Registered Certified Public Accounting Firm
    ------------------------------------------------------------------


FRP Holdings, Inc.
Jacksonville, Florida


       We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the FRP Holdings, Inc. 2016 Equity Incentive Plan of our report dated December 12, 2016, relating to the consolidated financial statements and schedules of FRP Holdings, Inc. and the effectiveness of FRP Holdings, Inc.'s internal control over financial reporting appearing in its Annual Report (Form 10-K) for the year ended September 30, 2016.


                                          /s/ Hancock Askew & Co., LLP
                                          ----------------------------


Savannah, Georgia
February 1, 2017

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